Exhibit 10.49

POST HOLDINGS, INC.
RESTRICTED STOCK UNIT AGREEMENT

    POST HOLDINGS, INC. (the “Company”), hereby grants to the individual named below (the “Grantee”) an award of restricted stock units (the “Restricted Stock Units”) set forth below, effective on the Date of Grant set forth below, subject to the Board approving the Post Holdings, Inc. 2021 Long-Term Incentive Plan (the “Plan”) on November 17, 2021, and subject to the Grantee timely executing and delivering to the Company, pursuant to such procedures as the Company will establish from time to time, this Restricted Stock Unit Agreement (this “Agreement”). Subject to the terms of this Agreement, the Restricted Stock Units shall vest and become payable in Shares according to the vesting schedule described below, subject to earlier termination of the Restricted Stock Units, as provided in this Agreement and the terms and conditions of the Plan. Capitalized terms used but not defined in this Agreement shall have the same definitions as in the Plan.

Grantee:
Number of Restricted Stock Units:
Date of Grant:
Vesting Schedule:

1.Grant Award. Subject to and conditioned upon the receipt of shareholder approval of the Plan on or before November 17, 2022 (the “Shareholder Approval Condition”), each Restricted Stock Unit represents the right to receive one Share with respect to each Restricted Stock Unit that vests as set forth in the vesting schedule above and in Section 2 (each such date, a “Vesting Date”, and the portion of the Restricted Stock Units that vests on such date is hereafter referred to as the “Vested Units”). In the event the Shareholder Approval Condition is not satisfied (and for the sake of clarity, is not satisfied before the occurrence of a vesting event described in Sections 2(a) and (b) of this Agreement, or Section 6(g) of the Plan, if applicable), each Restricted Stock Unit represents the right to receive an amount in cash equal to the closing price of a Share on the Vesting Date with respect to each Vested Unit.
2.Vesting and Forfeiture.
(a)Time of Vesting. The vesting of each installment of Restricted Stock Units on a Vesting Date is, in all cases, subject to the Grantee’s continued employment with the Company (or its Affiliates or Parent, as applicable) through the applicable Vesting Date. All unvested Restricted Stock Units will become Vested Units as of the date of the Grantee’s death or Disability, if such events occur prior to the applicable Vesting Dates.
(b)Accelerated Vesting. In addition to the accelerated vesting that may occur in connection with a Change in Control pursuant to Section 6(g) of the Plan, in the event the Grantee’s employment with the Company or its Affiliates or Parent will terminate as a result of the Grantee being employed with a business unit or Subsidiary of the Company that is intended to be transferred to an unaffiliated person, and as a result such business unit or Subsidiary will cease to be a part or Affiliate of the Company or its Parent, and such unaffiliated person or its affiliates does not agree to assume in writing, on substantially the same terms, the Restricted Stock Units and the obligations hereunder, the unvested Restricted Stock Units shall become Vested Units as of immediately prior to the date such transfer is consummated and otherwise treated in accordance with the Agreement and the Plan and the requirements of Section 409A of the Code.
(c)Forfeiture Upon Termination of Employment. In the event that the Grantee’s employment terminates for any reason or no reason, with or without Cause, voluntarily or involuntarily, the Grantee shall forfeit all Restricted Stock Units which are not, as of the time of such termination (subject to accelerated vesting as expressly provided in Sections 2(a) and (b) of this Agreement or in Section 6(g) of the Plan), Vested Units, and the Grantee shall not be entitled to any payment or other consideration with respect thereto.
(d)Definition of Cause. For purposes of this Agreement, Cause shall be defined as (i) Grantee’s conviction of a crime, the circumstances of which involve fraud, embezzlement, misappropriation of funds, dishonesty or moral turpitude, and which is substantially related to the circumstances of Grantee’s duties; (ii) Grantee’s conviction of a crime, the circumstances of which involve federal or state securities laws; or (iii) Grantee’s falsification of Company or Affiliate records.
(e)Termination of Employment in Connection with a Change in Control. For purposes of applying Section 6(g) of the Plan to this Agreement, a Grantee’s employment will be deemed to have been terminated “in connection with” a Change in Control if such termination occurs during the three (3) month period prior to the Change in Control Date or during the twenty-four (24) month period following the Change in Control Date. If the termination occurs during the three (3) month period prior to the Change in Control Date and vesting occurs due to the application of Section 6(g) of the Plan, the Change in Control Date shall be a Vesting Date.
Version Nov. 2021

3.Settlement of the Vested Units.
(a)Settlement. Subject to all the terms and conditions set forth in this Agreement and the Plan, including Section 1, the Company shall issue to the Grantee a number of Shares equal to the number of Vested Units (or if the Shareholder Approval Condition is not met, the cash equivalent thereof) no later than sixty (60) days after the applicable Vesting Date.
(b)Compliance with Laws. The grant of the Restricted Stock Units and issuance of Shares or cash upon settlement of the Vested Units shall be subject to and in compliance with all applicable requirements of federal, state and foreign law with respect to such securities, other law or regulations and the requirements of any stock exchange or market system upon which the Stock may then be listed. The Company’s inability to obtain permission or other authorization from any relevant regulatory body necessary to the lawful issuance of any Shares subject to the Vested Units shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority was not obtained. As a condition to the settlement of the Vested Units, the Company may require the Grantee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto.
(c)Registration. Shares issued in settlement of the Vested Units shall be registered in the name of the Grantee. Such Shares may be issued either in certificated or book entry form. In either event, the certificate or book entry account shall bear such restrictive legends or restrictions as the Company, in its sole discretion, shall require.
4.Incorporation of the Plan by Reference. The award of Restricted Stock Units pursuant to this Agreement is granted under, and expressly subject to, the terms and provisions of the Plan, which terms and provisions are incorporated herein by reference. The Grantee hereby acknowledges that a copy of the Plan has been made and remains available to the Grantee.
5.Committee Discretion. This Award has been made pursuant to a determination made by the Committee. Notwithstanding anything to the contrary herein, the Committee shall have the authority as set forth in the Plan.
6.No Right to Continued Employment. Nothing in this Agreement shall be deemed to create any limitation or restriction on such rights as the Company or its Affiliates or Parent otherwise would have to terminate the employment of the Grantee at any time for any reason.
7.Withholding of Taxes. In addition to any rights the Company may have pursuant to Section 12(d) of the Plan, the Company shall make such provisions for the withholding or payment of taxes as it deems necessary under applicable law and shall have the right to deduct from payments of any kind otherwise due to the Grantee or alternatively to require the Grantee to remit to the Company an amount in cash, by wire transfer of immediately available funds, certified check or such other form as may be acceptable to the Company, sufficient to satisfy at the time when due any federal, state, or local taxes or other withholdings of any kind required by law to be withheld with respect to the Restricted Stock Units.
8.Entire Agreement. This Agreement and the Plan contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations between the parties with respect to the subject matter hereof.
9.Governing Law. To the extent federal law does not otherwise control, this Agreement shall be governed by the laws of the State of Missouri, without giving effect to principles of conflicts of laws. The Grantee shall be solely responsible to seek advice as to the laws of any jurisdiction to which he or she may be subject, and participation by the Grantee in the Plan shall be on the basis of a warranty by the Grantee that he or she may lawfully so participate without the Company being in breach of the laws of any such jurisdiction.
10.Not Assignable or Transferable. Restricted Stock Units shall not be assignable or transferable other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Grantee may request authorization from the Committee to assign his or her rights with respect to the Restricted Stock Units granted herein to a trust or custodianship, the beneficiaries of which may include only the Grantee, the Grantee’s spouse or the Grantee’s lineal descendants (by blood or adoption), and, if the Committee grants such authorization, the Grantee may assign his or her rights accordingly. In the event of any such assignment, such trust or custodianship shall be subject to all the restrictions, obligations, and responsibilities as apply to the Grantee under the Plan and this Agreement and shall be entitled to all the rights of the Grantee under the Plan.
11.Specified Employee Delay and Separation. Notwithstanding anything herein to the contrary, in the event that the Grantee is determined to be a specified employee within the meaning of Section 409A of the Code, payment on account of termination of employment shall be made on the earlier of the first payroll date which is more than six months following the date of the Grantee’s termination of employment, or the Grantee’s death, in any event only to the extent required to avoid any adverse tax consequences under Section 409A of the Code. References to termination of employment and similar phrases or terms under this Agreement shall mean a “separation from service” within the meaning of Section 409A of the Code, to the extent necessary to comply with Section 409A of the Code.
IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf, and the Grantee has signed this Agreement to evidence his or her acceptance of the terms hereof, all as of the Date of Grant.

POST HOLDINGS, INC.	GRANTEE

By:
Name:	[name]
Title:

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